UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	April 7, 2022

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Section 382 Rights Agreement

On April 7, 2022, the Board of Directors (the “Board”) of Navidea Biopharmaceuticals, Inc. (the “Company” or “Navidea”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), to purchase from the Company one one-thousandth of a share of Series H Junior Participating Preferred Stock, par value $0.001 per share, of the Company (“Series H Preferred Stock”) at a price of $10.00 per one one-thousandth of a share of Series H Preferred Stock (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement (defined below). The dividend is payable to stockholders of record on April 12, 2022 (the “Record Date”). The description and terms of the Rights are set forth in a Section 382 Rights Agreement, dated as of April 7, 2022, as the same may be amended from time to time, (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Rights Agreement is designed to prevent the Company from facing a substantial limitation on its ability to use its Tax Benefits (as such term is defined in the Rights Agreement) to offset potential future income taxes for federal income tax purposes. The Company’s ability to use its Tax Benefits would be substantially limited if it experiences an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences an ownership change if the percentage of its shares of stock owned by its “5-percent shareholders,” as such term is defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Code by deterring any Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons from acquiring Beneficial Ownership (as such term is defined in the Rights Agreement) of 4.99% or more of the outstanding Common Stock.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Effectiveness. The Rights Agreement became effective on April 7, 2022 (the “Effective Date”). Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Stock on the Record Date, and for all shares of Common Stock issued after the Record Date and, subject to the terms described in the Rights Agreement, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the expiration of the Rights as provided by the Rights Agreement.

Distribution and Transfer of Rights; Distribution Date; Rights Certificates. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (i) 10 business days from the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date on which a majority of the Board becomes aware of the existence of an Acquiring Person or (ii) such date (prior to such time as any person or group of affiliated persons becomes an Acquiring Person), if any, as may be determined by action of the Board, in its sole discretion, following the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring Beneficial Ownership of 4.99% or more of the outstanding shares of Common Stock, except in certain situations (including a person or group of affiliated or associated persons that currently has Beneficial Ownership of the outstanding shares of Common Stock in excess of such thresholds unless and until such person or group becomes the Beneficial Owner of a percentage of shares of Common Stock outstanding that exceeds by 0.5% or more the percentage of shares of Common Stock outstanding that such person or group owned as of the first public announcement of the adoption of the Rights Agreement).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference (and notice of such legend will be furnished to holders of book entry shares). Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or of any book entry shares of Common Stock) outstanding as of the Record Date, even without such legend (or notice of such legend) or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate (or book entry). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) April 6, 2025, (ii) the effective date of the repeal of Section 382 or any successor statute if the Board determines in its sole discretion that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other tax benefits, (iii) the first day of a taxable year of the Company to which the Board determines in its sole discretion that no NOLs or other Tax Benefits may be carried forward or (iv) the day following the certification of the voting results of the Company’s 2022 annual meeting of stockholders, or any adjournment thereof, if at or before such annual meeting or adjournment thereof, a proposal to approve the Rights Agreement has not been approved by stockholders, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.

Exempt Persons and Transactions. The Rights Agreement includes procedures whereby the Board will consider requests to exempt (a) any person or group (an “Exempt Person”) which would otherwise be an “Acquiring Person”, or (b) any transaction (an “Exempt Transaction”) resulting in the Beneficial Ownership of Common Stock, prior to the consummation of such transaction, from the Acquiring Person trigger, in each case as determined by the Board in its sole discretion, provided that it shall only grant such an exemption if it determines in its sole discretion that such ownership would not reasonably be expected to jeopardize or endanger the availability of the NOLs or other tax benefits to the Company or if it otherwise determines that the exemption is in the best interests of the Company; provided further that, (A) in the case of an Exempt Person, if the Board later makes a contrary determination with respect to the effect of such person or group’s Beneficial Ownership with respect to the availability to the Company of its NOLs or other tax benefits, such person or group shall cease to be an Exempt Person and (B) in the case of an Exempt Person or Exempt Transaction, the Board in its sole discretion may require the applicable person or group to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board may determine in its sole discretion, including that such person or group shall become an “Acquiring Person”.

Flip-In Trigger. If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

Flip-Over Trigger. If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock at an exchange ratio of five shares of Common Stock per Right.

Redemption. At any time prior to the time any person or group becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine in its sole discretion. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Rights Agreement. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof).

Stockholder Rights. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Series H Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series H Preferred Stock, (ii) upon the grant to holders of the Series H Preferred Stock of certain rights or warrants to subscribe for or purchase Series H Preferred Stock at a price, or securities convertible into Series H Preferred Stock with a conversion price, less than the then-current market price of the Series H Preferred Stock or (iii) upon the distribution to holders of the Series H Preferred Stock of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in Series H Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Rights and Preferences of Series H Preferred Stock. Each share of Series H Preferred Stock, if issued, (i) will not be redeemable, (ii) will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1.00 per share and 1,000 times the dividend declared per share of Common Stock, (iii) will entitle the holder thereof to receive the greater of $1.00 per share (plus accrued and unpaid dividends) and 1,000 times the payment made per share of Common Stock upon liquidation, and (iv) will entitle the holder thereof to receive 1,000 times the amount received per share of Common Stock if shares of Common Stock are exchanged via merger, consolidation or a similar transaction.

Stock Exchange and Loan Agreement

On April 10, 2022, the Company entered into a Stock Exchange and Loan Agreement (the “Purchase Agreement”) with John K. Scott, Jr., the current Vice Chairman of the Board (the “Investor”), pursuant to which the Investor agreed to make a loan to the Company in the principal amount of up to $2.5 million, of which $1.5 million was funded on the closing date. The outstanding balance of the loan, which is evidenced by a Secured Term Note (the “Bridge Note”), will bear interest at a rate of 8% per annum, with payments of interest only to be made over a period of two (2) years. All outstanding principal and accrued and unpaid interest under the Bridge Note is due and payable on the second anniversary of the Purchase Agreement. The Company’s obligations under the Bridge Note are secured by a first priority security interest in all of the Company’s assets and personal property pursuant to a Security Agreement.

As consideration and a partial inducement for the Investor to make the loan, at the closing, the Investor agreed to deliver 50,000 shares of Series E Redeemable Convertible Preferred Stock (“Series E Preferred Stock”), representing 100% of the outstanding Series E Preferred Stock, to the Company in exchange for the Company’s issuance of 1,740 shares of Series F Redeemable Convertible Preferred Stock (“Series F Preferred Stock”) and 3,260 shares of Series G Redeemable Preferred Stock (“Series G Preferred Stock”). The number of shares of Common Stock that the Company may issue to the Investor upon conversion of the Series F Preferred stock may not exceed that number of shares that would result the Investor owning more than 33.33% of the Company’s then outstanding shares of Common Stock unless the Company obtains stockholder approval to issue more than the 33.33% cap. The closing of the loan and stock exchange took place on April 12, 2022.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the Registration Rights Agreement, the Company will prepare and file a resale registration statement with the U.S. Securities and Exchange Commission (“SEC”) within 60 calendar days following the date of the Purchase Agreement (the “Filing Deadline”). The Company has agreed to use reasonable commercial efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

The foregoing descriptions of the Purchase Agreement, the Bridge Note, the Security Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 attached hereto, respectively.

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 28, 2022, the Company received a notification from the NYSE American LLC (the “NYSE American”) stating that the Company was not in compliance the $6.0 million stockholders’ equity requirement of Section 1003(a)(iii) of the NYSE American Company Guide. As required by the NYSE American, the Company submitted a plan to the NYSE American by February 28, 2022 advising of actions it has taken or will take to regain compliance with the continued listing standards by July 28, 2023.

On April 8, 2022, the Company received a notification (the “Acceptance Letter”) from the NYSE American that the Company’s plan to regain compliance was accepted. The Acceptance Letter also stated that the Company is also not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide, which require an issuer to have stockholders’ equity of (i) $2.0 million or more if it has reported losses from continuing operations and/or net losses in two out of its three most recent fiscal years, and (ii) $4.0 million or more if it has reported losses from continuing operations in three out of its four most recent fiscal years. The Acceptance Letter noted that the Company had stockholders’ equity of $624,743 as of December 31, 2021 and has reported net losses from continuing operations in its five most recent fiscal years ended December 31, 2021.

The NYSE American has granted the Company a plan period through July 28, 2023 to regain compliance with Sections 1003(a)(i), (ii) and (iii). If the Company is not in compliance with all continued listing standards by that date or if the Company does not make progress consistent with the plan during the plan period, e the NYSE American may commence delisting procedures.

Navidea’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to Navidea’s compliance with other continued listing requirements. The common stock will continue to trade under the symbol “NAVB,” but will have an added designation of “.BC” to indicate that Navidea is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect Navidea’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of Navidea’s material agreements.

Item 3.02         Unregistered sales of Equity Securities

The information set forth in Item 1.01 regarding the Purchase Agreement is incorporated herein by reference. The Series F Preferred Stock and Series G Preferred Stock and the shares of common stock issuable upon conversion of the Series F Preferred Stock are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 3.03         Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company filed a Certificate of Designation of Series H Junior Participating Preferred Stock (“Series H Certificate of Designation”) with the Secretary of State of the State of Delaware on April 12, 2022. A copy of the Series H Certificate of Designation is attached as Exhibit 3.1 and incorporated herein by reference.

On April 12, 2022, the Company filed a Certificate of Designation of Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series F Redeemable Convertible Preferred Stock (“Series F Certificate of Designation”) and a Certificate of Designation of Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series G Redeemable Preferred Stock (“Series G Certificate of Designation”) with the Secretary of State of the State of Delaware.

Holders of Series F Preferred Stock will be entitled to receive dividends equal to the dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which the Series F Preferred Stock could be converted on the record date.

Holders of Series G Preferred Stock will be entitled to receive dividends commencing from July 1, 2022 at the rate of 6% per annum, compounded quarterly, of the stated value of $1,000 per share, subject to adjustment. The Series G dividends will increase by 1% per annum every quarter to a max of 12% per annum.

In the event of a liquidation of the Company, holders of Series F Preferred Stock will be entitled to receive an amount per share of Series F Preferred Stock calculated by taking the total amount available for distribution to holders of all outstanding Common Stock before deduction of any preference payments for the Series F Preferred Stock, divided by the total of (x) all of the then outstanding shares of Common Stock plus (y) all of the shares of Common Stock into which all of the outstanding shares of the Series F Preferred Stock can be converted, and then (z) multiplying the sum so obtained by the number of shares of Common Stock into which such share of Series F Preferred Stock could then be converted (the “Series F Liquidation Preference Amount”). After payment of the full Series F Liquidation Preference Amount, holders of Series F Preferred Stock will not be entitled to any further participation in the assets of the Company.

In the event of a liquidation of the Company, holders of Series G Preferred Stock will be entitled to receive an amount equal to $1,000 per share plus any accrued and unpaid dividends thereon (the “Series G Liquidation Preference Amount”). After payment of the full Series G Liquidation Preference Amount, holders of Series G Preferred Stock will not be entitled to any further participation in the assets of the Company.

Holders of Series F Preferred Stock may convert at any time some or all of the Series F Preferred Stock into a number of shares of Common Stock equal to $1,000 divided by $0.80 (subject to the adjustment). Holders of Series G Preferred Stock have no conversion rights.

The Company has the right to redeem the Series F Preferred at any time at a redemption price equal to $1,100 per share, and the right to redeem the Series G Preferred Stock at any time at a redemption price equal to the sum of the original issuance price per share and accrued and unpaid dividends.

The Series F Preferred Stock and Series G Preferred Stock have no voting rights, other than the right to vote for any amendment, waiver or repeal of any of the powers, designations, preferences and rights of the Series F Preferred Stock and Series G Preferred Stock, as applicable.

The foregoing descriptions of the Series F Preferred Stock and Series G Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Series F Certificate of Designation and the Series G Certificate of Designation, which are attached as Exhibits 3.2 and 3.3, respectively, and which are incorporated herein by reference.

Item 7.01         Regulation FD Disclosures

On April 12, 2022, the Company issued a press release announcing receipt from NYSE American of the notice of acceptance and additional noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

On April 12, 2022, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights, and the transactions contemplated by the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series H Junior Participating Preferred Stock of Navidea Biopharmaceuticals, Inc.

3.2	Certificate of Designation of Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series F Redeemable Convertible Preferred Stock.

3.3	Certificate of Designation of Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series G Redeemable Preferred Stock.

4.1	Section 382 Rights Agreement, dated as of April 7, 2022, between Navidea Biopharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Stock Exchange and Loan Agreement between Investor and Navidea Biopharmaceuticals, Inc., dated April 10, 2022.

10.2	Secured Term Note, dated April 10, 2022.

10.3	Security Agreement dated as of April 10, 2022 by Navidea Biopharmaceuticals, Inc. in favor of John Kim Scott, Jr.

10.4	Registration Rights Agreement effective as of April 10, 2022 by and between Navidea Biopharmaceuticals, Inc. and John K. Scott, Jr.

99.1	Press Release dated April 12, 2022.

99.2	Press Release dated April 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 12, 2022	By:	/s/ Michael S. Rosol
Michael S. Rosol, Ph.D. Chief Medical Officer